UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2010, each of deltathree, Inc., Delta Three Israel, Ltd. and DME Solutions, Inc. (collectively, the “Deltathree Entities”) entered into a Loan and Security Agreement (the “Loan Agreement”) with D4 Holdings, LLC (“D4 Holdings”), pursuant to which D4 Holdings will provide to the Deltathree Entities a line of credit in a principal amount of $1,200,000.  In addition, on March 1, 2010, pursuant to the Loan Agreement, the Deltathree Entities issued a Promissory Note (the “Promissory Note”) in a principal amount of $1,200,000 to D4 Holdings.

Pursuant to the Loan Agreement and the Promissory Note,

•	D4 Holdings agrees to lend from time to time, as requested by any of the Deltathree Entities, up to an aggregate principal amount of $1,200,000;

•	interest shall accrue on any loan advances at the rate of 12% per annum;

•	the initial payment of accrued interest shall be payable on May 1, 2010, and monthly thereafter;

•	all outstanding principal and interest outstanding are required to be repaid on March 1, 2011;

•	the Deltathree Entities granted D4 Holdings a security interest in all assets of the Deltathree Entities;

•	the Deltathree Entities made customary representations, warranties and covenants to D4 Holdings;

•
any loan advance requires the satisfaction of the following conditions: receipt by D4 Holdings of an executed notice of borrowing; the representations and warranties of the Deltathree Entities shall be true in all material respects on the date of the notice of borrowing and the loan date; no event of default shall have occurred and be continuing or result from such loan advance; and there shall not have occurred, in D4 Holdings’ sole discretion, any material adverse change in the business of the Deltathree entities, the collateral securing the loan, or the borrower’s repayment prospects; and

•
upon the occurrence of an event of default, (1) D4 Holdings may require repayment of all outstanding amounts under the Loan Agreement, may terminate its commitment to make additional loans to the Deltathree Entities, and may exercise its rights with respect to the security interest in all of the assets of the Deltathree Entities and (2) all outstanding amounts under the Loan Agreement will bear interest at the rate of 18% per annum.

The Company is majority-owned by D4 Holdings.  Each of Robert Stevanovski, Anthony Cassara, David Stevanovski and Gregory Provenzano, members of the Company’s Board of Directors, has an indirect ownership interest in D4 Holdings.  As a result, each of these individuals and D4 Holdings may be deemed to have a direct or indirect interest in the transactions contemplated by the Loan Agreement.  In accordance with the Company’s Audit Committee Charter, the Loan Agreement and the transactions contemplated thereby were approved by the Audit Committee, which includes those directors who are not affiliated with D4 Holdings.

The foregoing description of the Loan Agreement and the Promissory Note does not purport to be a complete summary and is qualified in its entirety by reference to the full texts of the Loan Agreement and the Promissory Note, each of which is filed as an exhibit to this Report.

Item2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.  On March 2, 2010, deltathree, Inc. received $500,000 from D4 Holdings pursuant to a notice of borrowing under the Loan Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1	Promissory Note, dated March 1, 2010, by deltathree, Inc., Delta Three Israel, Ltd. and DME Solutions, Inc. in favor of D4 Holdings, LLC in a principal amount of $1,200,000.

10.1	Loan and Security Agreement, dated as of March 1, 2010, by and among deltathree, Inc., Delta Three Israel, Ltd., DME Solutions, Inc. and D4 Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name:	Peter Friedman
Title:	General Counsel and Secretary

Dated: March 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Promissory Note, dated March 1, 2010, by deltathree, Inc., Delta Three Israel, Ltd. and DME Solutions, Inc. in favor of D4 Holdings, LLC in a principal amount of $1,200,000.

10.1	Loan and Security Agreement, dated as of March 1, 2010, by and among deltathree, Inc., Delta Three Israel, Ltd., DME Solutions, Inc. and D4 Holdings, LLC.